EXHIBIT 1
                            ARTICLES OF INCORPORATION
                                       of
                            COMPOSITE BOND FUND, INC.
                                  (As Amended)
                                  JULY 14, 1941

     THIS IS TO CERTIFY that we, the undersigned persons, all being residents and citizens of the United States of American and of the State of Washington, do hereby associate ourselves together for the purpose of forming a corporation under the laws of the State of Washington, and for that purpose do execute the following ARTICLES OF INCORPORATION:
                                       I.

     The name of this corporation shall be COMPOSITE BOND FUND, INC.

                                       II.

     The nature of the business and the objects and purposes to be transacted or carried on by the Corporation are as follows, viz.:

     1. To invest and reinvest the proceeds of the sale of its capital stock, together with the whole or such part as may be determined to be advantageous of the income, earnings, profits and proceeds thereof, in selected and diversified bonds, and to acquire, own, hold and dispose of the same. The term "bonds" shall be deemed to include bonds, coupons, debentures, notes, evidences of indebtedness of domestic and foreign, private or public corporation, with or without warrants, or rights appertaining thereto, certificates representing any interest in the foregoing and including certificates of deposit and trust receipts for the foregoing, and obligations of the governments of foreign nations and of the United States of America including all bonds and notes guaranteed as to both principal and interest by the United States of America, or of any state of the United States, or any municipal or public corporation of any of the states or of the United States.
     2. To receive, sell, exchange, own, hold and otherwise acquire and dispose of bonds of every kind and character, and while the owner of any bonds to exercise all rights, powers and privileges of ownership.
     3. To receive, sell, exchange and dispose of such securities, including bonds, coupons, debentures, notes and other evidences of indebtedness, shares of stock, voting trust certificates, certificates of deposit, trust receipts, warrants and rights, as may be appurtenant to bonds held by it or into which bonds held by it have been converted or transferred, and while remaining the owner thereof to exercise all rights, powers and privileges of ownership, including the right to vote thereon and assent or consent with respect thereto.
     4. In general, to carry on any other activity in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of Washington upon corporations, and to do any or all of the things herein set forth (except as herein specifically limited) to the same extent as a natural person might or could do.
     5. Anything contained in these Articles of Incorporation to the contrary notwithstanding this Corporation may not and shall not:
                        (a)  Buy bonds "on margin";
                        (b)  Effect "short sales" of bonds;
                        (c) Mortgage, pledge or hypothecate bonds in any manner whatsoever.

                                      III.

     In furtherance but not in limitation of the general powers of the Corporation, the business and affairs thereof shall be conducted in accordance with the following provisions:

     1. No stockholder of the Corporation shall have any preference right of subscription to any shares of stock of the Corporation, whether now or hereafter authorized, other than such, if any, and at such price, as the board of directors, in its discretion, from time to time, may determine, and the board of directors may issue stock of the Corporation without offering the same, either in whole or in part, to the stockholders. The acceptance of stock in the Corporation shall be a waiver of any preferential right which, in the absence of this provision, might otherwise be asserted by stockholders of the Corporation, or any of them.

     2. Upon all sales of stock of the Corporation, whether upon original issuance or from treasury stock, the Corporation shall receive not less than the net asset value thereof in effect at the time of sale. The time at which the calculation of the net asset value of a share of stock of the Corporation shall be made and the period for which the value so calculated shall remain in effect shall be prescribed by resolution of the board of directors of the Corporation.

     3. The method of determining the net asset value of a share of stock shall be as follows:

     (a) The value of all bonds and securities of any kind contained in the portfolio shall be taken at the last quoted sales price during the twenty-four hours preceding the calculation, or if no sale has been reported within that period then at a reasonable price to be computed under rules prescribed by the Corporation but limited to a price between the last bid and asked price preceding the calculation, or should any bond or security contained in the portfolio have no quoted sales price, or of ---- asked price, then the value of such bonds and securities shall be computed under rules prescribed by the Corporation, but limited to a price between the last bid and asked prices preceding the calculation as reported by a reputable broker chose by the Corporation and dealing in the securities embraced in the calculation.

     (b) By including the amount of all uninvested cash.

     (c) By including accrued interest and such buying commissions as would have been incurred by the Corporation
                                 ------------------------------------

     (d) By subtracting all sums for which the Corporation is liable or would have been liable if the bonds and securities included in the appraisal had been held on the day of calculation (except selling commissions).

     (e) The net sum thus derived shall represent the net asset value of the capital stock of the fund in its entirety and the value of each share then issued and outstanding shall be its aliquot of the whole.

     4. Any owner of stock of the Corporation desiring to dispose of all or any part thereof may present the same to the Corporation by depositing with the Corporation the certificate or certificates therefor or a delivery undertaking satisfactory to the Corporation, and the Corporation, to the full extent to which the Corporation at the time of purchase may legally do so under the laws of the State of Washington, shall purchase the stock so presented out of surplus at the net liquidating value thereof. The time at which the calculation of the net liquidating value of a share of stock of the Corporation shall be made and the period for which the value so calculated shall remain in effect shall be prescribed by resolution of the board of directors of the Corporation.

     5. The method of determining the net liquidating value of a share of stock shall be as follows:
     (a) The value of all bonds and securities of any kind contained in the portfolio shall be taken at the last quoted sales price during the twenty-four hours preceding the calculation, or if no sales have been reported within that period, then at a reasonable price to be computed under rules prescribed by the Corporation but limited to a price between the last bid and asked prices preceding the calculation, or should any bond or security contained in its portfolio have no quoted sales price, or bid and asked price, then the value of such bonds and securities shall be computed under rules prescribed by the Corporation, but limited to a price between the last bid and asked prices preceding the calculation as reported by a reputable broker chosen by the Corporation and dealing in the securities embraced in the calculation.

     (b) By including the amount of all uninvested cash.

     (c) By including accrued interest.

     (d) By subtracting all sums for which the Corporation is liable or would have been liable if the bonds and securities included in the appraisal had been sold on the day of calculation, including such selling commission as would have been incurred by the Corporation had it sold the bonds and securities included in the appraisal at their appraised prices.

     (e) The net sum thus derived shall represent the net liquidation value of the capital of the fund in its entirety and the value of each share then issued and outstanding shall be its aliquot of the whole.

     6. The Corporation in each year shall make such distributions to its stockholders as may be ordered by the board of directors.

     7. The Corporation may employ, by contract or otherwise, any partnership or corporation to act as manager or managers of the fund, custodians of its assets and distributors of its stock, or in any other capacity, whether or not any member, officer or director thereafter is an officer or director or stockholder of this Corporation.

     8. No contract or other transaction between the Corporation and any partnership or corporation, and no act of the Corporation shall in any way be effected or invalidated by the fact that any officer or director of the Corporation is pecuniary or otherwise interested in or a member, officer or director of such partnership or other corporation; provided, that the fact of such interest shall be known to the board of directors of the Corporation.

                                       IV.

     The amount of the capital stock of this Corporation shall be $40,000 divided into 40,000 shares of the par value of $1 per share. The minimum amount of capital with which this Corporation shall commence business is $500. Each share of stock of the Corporation shall be of the same class, described as "Common Shares," and shall be entitled to one vote at all meetings of stockholders for each issued and outstanding share of stock.

                                       V.

     The existence of this Corporation shall be perpetual.

     The names and places of residence of each of the incorporators of this Corporation are as follows:

                                                     NUMBER OF SHARES
NAME               ADDRESS                             SUBSCRIBED

R.M. Williams      Spokane & Eastern Building              1
                   Spokane, Washington

T. Edw. O'Connell  Spokane & Eastern Building              1
                   Spokane, Washington


H. P. Lowry        Spokane & Eastern Building              1
                   Spokane, Washington

                                      VII.

     The principal place of business of this Corporation shall be Spokane, Spokane County, State of Washington.
                                      VIII.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, we have hereunto set our hands in triplicate this 22nd day of June, 1939.

                     R.M. Williams
                     T. Edw. O'Connell
                     H.P. Lowry

                              ----------------------

STATE OF WASHINGTON)
                                        : ss
County of Spokane               )

     I, the undersigned, a notary public in and for said state, residing at Spokane, do hereby certify that on the 22nd day of June, 1939, before me personally appeared R.M. Williams, T. Edw. O'Connell and H.P. Lowry, to me known to be the individuals described in and who executed the within ARTICLES OF INCORPORATION, and they acknowledged to me that they signed the same as their voluntary act and deed for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this 22nd day of June, 1939.

                                 G.J. SILVERNALE
                                 Notary Public in and for the
                                 State of Washington, residing
                                 at Spokane.


                                     BY-LAWS
                                       of
                            COMPOSITE BOND FUND, INC.
                           (As Amended July 14, 1941)


                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of Composite Bond Fund, Inc. shall be held at its principal office in Spokane, Washington, at 3 P.M. on the first Tuesday after the first Monday in March of each year, unless such day is a legal holiday, in which event the first day immediately following not a legal holiday, shall be the date of such meeting. At such meeting there shall be elected by the stockholders of the Company by ballot, a Board of Directors for the ensuing year and the stockholders shall transact such other business as shall properly come before them.

A majority of the common stock issued and outstanding, represented either in person or by proxy, shall constitute a quorum for the transaction of business. Each common stockholder shall be entitled to vote for each share of such stock standing in his name on the books of the Company.

A notice setting out the time and place of such annual meeting shall be mailed, postage prepaid, to each stockholder of record at his address as the same appears on the stock book of the Company, or if no such address appears, at his last known place of address, at least ten days prior to the annual meeting.

A special meeting of the stockholders may be called at any time by the president, or by any three directors, or by the holders of not less than fifteen per cent of the capital stock of the Company issued and outstanding, notices to be given in the same manner as for annual meetings, and such call for special meeting shall designate the business to be taken up at such meeting. In the event such call is signed by the president and one other director, the meeting may be held at any place specified in the notice within or without the State of Washington.

                                   ARTICLE II.

                              MEETINGS OF DIRECTORS

(a) The business of this Corporation shall be managed by a board of at least three directors who shall be elected for a term of one year. Additional directors not exceeding a total of fifteen may be elected from time to time by the shareholders.

(b) Regular meetings of the board of directors of the Company shall be held on the first Tuesday after the first Monday of each month, not being a legal holiday, at the hour of 10:00 o'clock A.M., at the office of the Company in Spokane, Washington, or at such other time as the board of directors shall by resolution appoint; provided, however, that in the month of January of each year such monthly meeting shall be held immediately after the adjournment of the regular annual meeting of the stockholders.

(c) Special meetings of the board of directors may be called by the president or by any one director by giving two days' notice to each director and special meetings may likewise be held at any time and place, without notice, by the unanimous written consent of all the members or by the presence of all the members at any such meeting. A majority of the directors shall constitute a quorum. The directors shall have the general management and control of the business and affairs of the Company and shall exercise all the powers that may be exercised or performed by the Company under the statutes of the State of Washington and articles of incorporation or the by-laws of the Company.

                                  ARTICLE III.

                                    OFFICERS

The officers of the Company shall be a president, a treasurer and secretary who shall be elected to hold office until the next annual meeting and shall hold office until their successors are elected and qualified. Any two of the foregoing offices may be united in one person. A vice president or vice presidents may be added from time to time as determined by the board of directors who may also appoint one or more assistant secretaries and one or more assistant treasurers.

The president shall preside at all meetings of the stockholders and of the board of directors. He shall exercise, subject to the control of the board of directors, a general supervision over the affairs of the Company and shall perform such other duties which may be assigned to him from time to time by the board of directors.

The secretary shall issue notices for all meetings, he shall have charge of the seal and the corporate books, shall sign with the president such instruments as require such signature and shall perform such other duties as are incident to hits office or are particularly required of him by the board of directors.

The treasurer shall have the custody of moneys and securities of the Company. He shall sign and issue all checks, notes and other obligations of the Company not under seal, and shall perform all duties incident to his office or that are particularly required of him by the board of directors.

The vice presidents, assistant secretaries, and assistant treasurers shall perform the duties of the president, secretary or treasurer in his or their offices or during his or their inability to act; such officer shall have such other and further powers and perform such other and further duties as may be assigned to him or them, respectively, by the board of directors.

                                   ARTICLE IV.

                               VACANCIES IN OFFICE

In case of death, disability, resignation or otherwise of one or more of the officers or directors, the remaining directors, although less than a quorum, shall fill the vacancies for the unexpired term.

                                   ARTICLE V.

In order that the advisory and statistical service of the manager and its supervision of the portfolio may be rendered without personal interest the directors and officers of the fund are prohibited from permitting the manager, either as principal or agent, to sell to or purchase securities from the fund or to act for the fund in the purchase or sale of securities, except that the manager may at the request of the fund and as its agent enter for it orders to buy or to sell.

                                   ARTICLE VI.

All contracts for the distribution of the fund's shares of stock shall contain a clause limiting sales to residents of the State of Washington and no sale of stock to other than a resident of the State of Washington shall be recognized by the corporation.

                                  ARTICLE VII.

The accounts and transactions of the corporation shall be submitted for audit at least once a year to reputable certified public accountants to be chosen by the Board of Directors. These audits are to be directed to a verification as of the date selected of the assets and liabilities and principal and income accounts and are to include a detailed check of the sales price and liquidation value make-up sheets for at least one day in each calendar month.

                                  ARTICLE VIII.

                              AMENDMENT OF BY-LAWS

Any of these by-laws may be amended by majority vote of the stockholders at any annual meeting, or at any special meeting called for the purpose.


                            CERTIFICATE OF AMENDMENT
                                       of
                            ARTICLES OF INCORPORATION
                                       of
                            COMPOSITE BOND FUND, INC.

THESE PRESENTS WITNESS:

     That we, the undersigned, Vice-President and Secretary of COMPOSITE BOND FUND, INC., a corporation organized and existing under the laws of the State of Washington, do hereby certify:
     At a special meeting of the stockholders of said corporation duly and regularly called pursuant to notice legally given, for the office of the Company on Monday, August 2, 1948, it was resolved by a vote of more than two-thirds of the holders of the voting power of all shareholders of said Corporation that
Article I of the Articles of Incorporation be and the same is amended so as to read as follows:

                                       I.

                     "The name of this corporation shall be
                 COMPOSITE BOND AND PREFERRED STOCK FUND, INC."

And it was further resolved by a vote of more than two-thirds of the holders of the voting power of all shareholders of said Corporation that Article II of the Articles of Incorporation be and the same is amended so as to read as follows:

                                       II.

"The nature of the business and the objects and purposes to be transacted or carried on by the Corporation are as follows, viz.:

     1. To invest and reinvest the proceeds of the sale of its capital stock, together with the whole or such part as may be determined to be advantageous of the income, earnings, profits and proceeds thereof, in selected and diversified bonds or preferred stocks, or both, and to acquire, own, hold and dispose of the same. The term bonds shall be deemed to include bonds, coupons, debentures, notes, evidences of indebtedness of domestic and foreign, private or public corporations, with or without warrants, or rights appertaining thereto, certificates representing any interest in the foregoing and including certificates of deposit and trust receipts for the foregoing, and obligations of the governments of foreign nations and of the United States of America, including all bonds and notes guaranteed as to both principal and interest by the United States of America, or of any state of the United States, or any municipal or public corporation of any of the states or of the United States. The term preferred stocks shall be deemed to include any shares of stock which have priorities, preferences or senior rights upon the earnings or the assets of a corporation.

     2. To receive, sell, exchange, own, hold and otherwise acquire and dispose of bonds of every kind and character, and preferred stocks as defined, and while the owner of any of these securities to exercise all rights, powers and privileges of ownership.

     3. To receive, sell, exchange and dispose of such securities, including preferred stocks, bonds, coupons, debentures, notes and other evidences of indebtedness, shares of stock, voting trust certificates, certificates of deposit, trust receipts, warrants and rights, as may be appurtenant to securities held by it or into which securities held by it have been converted or transferred, and while remaining the owner thereof, to exercise all rights, powers and privileges of ownership, including the right to vote thereon and assent or consent with respect thereto.

     4. In general, to carry on any activity in connection with the foregoing, and to have an exercise all the powers conferred by the laws of the State of Washington upon corporations, and to do any or all of the things herein set forth (except as herein specifically limited) to the same extent as a natural person might or could do.

     5. Anything contained in these Articles of Incorporation to the contrary notwithstanding this Corporation may not and shall not:

                    a)    Buy securities 'on margin'
                    b)    Effect 'short sales' of securities;
                    c) Mortgage, pledge or hypothecate securities in any manner whatsoever.

  IN WITNESS WHEREOF We hereunto sign our names this 2nd day of August, 1948.

                                        George R. Yancey
                                        Vice President

                                        H.P. Lowry
                                        Secretary

STATE OF WASHINGTON )
                                               ) SS.
COUNTY OF SPOKANE     )

     GEO. R. YANCEY and H.P. LOWRY, being first duly sworn, each for himself and not one for the other, depose and say:

     That they are respectively the Vice-President and Secretary of COMPOSITE BOND FUND, INC.; that the above and foregoing certificate is true.

                                    George R. Yancey
                                    H.P. Lowry

  Subscribed and sworn to before me this 2nd day of August, 1948.

                                    ALAN G. PAINE
                                    Notary Public for the State of
                                    Washington, residing at Spokane


                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       of
                  COMPOSITE BOND AND PREFERRED STOCK FUND, INC.

                                       **
     THIS IS TO CERTIFY that at a regular meeting of the shareholders of Composite Bond and Preferred Stock Fund, Inc., held at the offices of the Company in Spokane, Washington, on March 4, 1952, pursuant to written notice to all stockholders, notifying them of the proposal to amend the Articles of Incorporation, to change the name from Composite Bond and Preferred Stock Fund, Inc. to Composite Bond and Stock Fund, Inc., and to amend the Articles of Incorporation to provide for investment in common stocks, Amendments to the Articles of Incorporation hereinafter stated were adopted by more than two-thirds of the shareholders of all the stock entitled to vote then outstanding:

  ARTICLE I was amended to read as follows:

                                   ARTICLE I.

     The name of this corporation shall be COMPOSITE BOND AND STOCK FUND, INC.

  ARTICLE II was amended to read as follows:

                                   ARTICLE II.

     The nature of the business and the object and purposes to be transacted or carried on by the Corporation are as follows, viz.:

     1. To invest and reinvest the proceeds of the sale of its capital stock, together with the whole or such part as may be determined to be advantageous of the income, earnings, profits and proceeds thereof, in selected and diversified securities, and to acquire, own, hold and dispose of the same. The term "securities" shall be deemed to include stocks, bonds, coupons, debentures, notes, evidences of indebtedness of domestic and foreign, private or public corporations, with or without warrants, or rights appertaining thereto, certificates representing any interest in the foregoing and including certificates of deposit and trust receipts for the foregoing, and obligations of the governments of foreign nations and of the United States of America, including all bonds and notes guaranteed as to both principal and interest by the United States, or any municipal or public corporation of any of the states or of the United States.

     2. To receive, sell, exchange, own, hold and otherwise acquire and dispose of securities of every kind and character, and while the owner of any securities to exercise all rights, powers and privileges of ownership.

     3. To receive, sell, exchange and dispose of such securities, including bonds, coupons, debentures, notes and other evidences of indebtedness, shares of stock, voting trust certificates, certificates of deposit, trust receipts, warrants and rights, as may be appurtenant to securities held by it or into which securities held by it have been converted or transferred, and while remaining the owner thereof to exercise all rights, powers and privileges of ownership, including the right to vote thereon and assent or consent with respect thereto.

     4. In general, to carry on any other activity in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of Washington upon corporations, and to do any or all of the things herein set forth (except as herein specifically limited) to the same extent as a natural person might or could do.

     5. Anything contained in these Articles of Incorporation to the contrary notwithstanding, this Corporation may not and shall not:

                a)    Buy securities on margin;
                b)    Effect short sales of securities;
                c) Mortgage, pledge or hypothecate securities in any manner whatsoever.

                                George R. Yancey
                                Vice President

                                H.P. Lowry
                                Secretary

     Subscribed and sworn to before me this 4th day of March, 1952.

                                Alan G. Paine
                                NOTARY PUBLIC for the State of
                                Washington, residing at Spokane.


                              ARTICLES OF AMENDMENT
                                       OF
                        COMPOSITE BOND & STOCK FUND, INC.

     Articles of Amendment of the Articles of Incorporation of COMPOSITE BOND & STOCK FUND, INC. (the "Corporation") are herein executed by the Corporation pursuant to the provisions of RCW 23B.10.060 as follows:

    1.  The name of the Corporation is COMPOSITE BOND & STOCK FUND, INC.

    2. The amendment to the Articles of Incorporation of the Corporation is as follows:

           Article IV of the Articles of Incorporation hereby is amended in its entirety to read as set forth below:

                                   ARTICLE IV

                                AUTHORIZED SHARES

     The total number of shares which the Corporation shall have the authority to issue is three hundred million (300,000,000,000) shares having a par value of $.0005 per share. The shares shall be classified initially into two classes, consisting of two hundred million (200,000,000) shares of Class A Common Stock and one hundred million (100,000,000) shares of Class B Common Stock. The shares of the Corporation's capital stock issued and outstanding at the effective date of the amendment adding this provision are hereby reclassified as "Class A Common Stock."

     The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of any class of the Corporation, including classes established in separate portfolios, by setting, changing, eliminating or designating specific distinctions and preferences, conversion or other rights, powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of such shares.

     Each holder of record of a share of capital stock of the Corporation shall be entitled to one vote for each share registered in such holder's name, irrespective of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (I) as to any matter with respect to which a separate vote of any class or of any classes voting together as a single class is required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, such requirement as to a separate vote by that class or those classes voting together as a single class, as the case may be, shall apply in lieu of a general vote of all classes as described above, (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes, voting separately or as a single class, then subject to paragraph (iii) below, the shares of all other classes not entitled to a vote of a separate class or of separate classes voting together as a single class vote as a single class, and
(iii) as to any matter which does not affect the interest of a particular class, such class shall not be entitled to any vote and only holders of shares of the one or more affected classes shall be entitled to vote.

     Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends and distributions of income and capital gains with respect to the Class A Common Stock or the Class B Common Stock, and any other class hereafter created may vary among the classes to reflect differing allocations of expenses of the Corporation among the holders of the various classes and any resultant differences among the net asset value of the various classes of Common Stock to such extent and for such purposes as the Board of Directors may deem necessary or appropriate.

    3. The date of the adoption of the amendment by the Corporation is December 21, 1993.

    4.  The amendment was adopted by (check one of the following statements):

       (   ) The incorporators.  Shareholder action was not required.
       (   ) The board of directors.  Shareholder action was not required.
       ( X ) Duly approved shareholder action in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

    5.  These Articles of Amendment shall be effective upon filing.

    DATE:  February 7, 1994.

                               COMPOSITE BOND & STOCK FUND, INC.
                               By /s/
                               William G. Papesh, President

    STATE OF WASHINGTON )
                                                   ) ss.
    County of Spokane                )

     I certify that I know or have satisfactory evidence that William G. Papesh is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of COMPOSITE BOND & STOCK FUND, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

    Dated:  February 7, 1994

/s/
Name:  Lawrence R. Small
Notary Public in and for the State of Washington,
residing at Spokane
My commission expires:  9/26/95